INVESTOR DAY 2024 May 20, 2024 Exhibit 99.1

Forward-looking statements The Investor Day presentations contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of JPMorgan Chase & Co.’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause JPMorgan Chase & Co.’s actual results to differ materially from those described in the forward-looking statements can be found in JPMorgan Chase & Co.’s Annual Report on Form 10-K for the year ended December 31, 2023 and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, which have been filed with the Securities and Exchange Commission and are available on JPMorgan Chase & Co.’s website (https://jpmorganchaseco.gcs-web.com/financial-information/sec-filings), and on the Securities and Exchange Commission’s website (www.sec.gov). JPMorgan Chase & Co. does not undertake to update any forward-looking statements.

INVESTOR DAY 2024 Registration Opening Remarks Daniel Pinto Firm Overview Jeremy Barnum Asset & Wealth Management Mary Callahan Erdoes Consumer & Community Banking Marianne Lake, Jennifer Roberts, Allison Beer, Mark O’Donovan Break Commercial & Investment Bank Jennifer Piepszak, Troy Rohrbaugh, Filippo Gori, Doug Petno Closing Remarks and Q&A Jamie Dimon 7:15 — 8:00 AM 8:00 — 8:15 AM 8:15 — 8:40 AM 8:40 — 9:10 AM 9:10 — 10:10 AM 10:10 — 10:30 AM 10:30 — 11:30 AM 11:30 AM — 12:30 PM 12:30 PM Lunch with Senior Leaders